EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement"), made and entered into effective as of this 15th of April, 1996, is by and between William C. Hardy (hereinafter referred to as "MR. HARDY") and CRYO-CELL International, Inc. (hereinafter referred to as "CCEL").

                                    RECITALS:

         WHEREAS, CCEL is a corporation duly organized under the laws of the State of Delaware and is presently in existence and in good standing; and

          WHEREAS, MR. HARDY is willing to be retained by CCEL, and CCEL is willing to retain MR. HARDY, on the terms, covenants, and conditions hereinafter set forth; and

         NOW, THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration of the parties hereby agree as follows:

                                    SECTION I
                         NATURE OF AND PLACE OF SERVICES

          CCEL does hereby retain MR. HARDY as its full time President and Chief Operating Officer. MR. HARDY will also be nominated to CCEL's Board of Directors. MR. HARDY does hereby accept and agree to such engagement. MR. HARDY shall perform all needed presidential duties as well as such other administrative duties as are customarily performed by a president and chief operating officer at CCEL's offices in Safety Harbor, Florida or any other site selected by CCEL.

                                   SECTION II
                  MANNER OF PERFORMANCE OF PRESENT/COO'S DUTIES

         MR. HARDY agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all of the duties that may be required of and from him, pursuant to the express and implicit terms of this agreement, to the satisfaction of CCEL.

                                   SECTION III
                                TERM OF CONTRACT

         The term of this contract is four (4) years beginning from the date of execution. MR. HARDY may only be terminated for just cause. If MR. HARDY is terminated for just cause then CCEL shall have no further obligations of any kind.


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                                   SECTION IV
                                     PAYMENT

         CCEL shall pay MR. HARDY and Mr. HARDY agrees to accept from CCEL, in full payment for MR. HARDY's services under this agreement, compensation at the rate of one hundred thousand dollars ($100,000.00) per year, payable bi-weekly (which includes four weeks paid vacation). MR. HARDY will receive a minimum twenty-five thousand dollar ($25,000.00) per year increase in salary for each of the remaining three (3) years of this agreement, taking effect on the corresponding anniversary date. However, any increase over twenty-five thousand dollars ($25,000.00) may only be authorized by the Compensation Committee as appointed by the Chairman of the Board. CCEL shall reimburse MR. HARDY for health insurance coverage. If MR. HARDY remains with his current insurer, then CCEL will pay the insurance premiums. If Mr. HARDY, however, does not remain with his current insurer, then CCEL will obtain insurance coverage for MR. HARDY. Further, CCEL will reimburse MR. HARDY for any reasonable business expenses he incurs on behalf of CCEL, provided such expenses are ordinary and reasonable.

                                    SECTION V
                                     OPTIONS

         MR. HARDY will be granted a fifty thousand (50,000) three (3) year stock option for the purchase of CCEL common stock. The price to exercise this stock option will be sixty percent (60%) of the price of the average between the bid and the ask price of CCEL stock at that time. All shares purchased under the option shall be subject to the SEC Rule 144 holding period.

                                   SECTION VI
                          NONDISCLOSURE OF INFORMATION
                               CONCERNING BUSINESS

         MR. HARDY has executed CCEL's Non-Disclosure Agreement prior to execution of this agreement and agrees to be bound by its terms. MR. HARDY specifically agrees that he will not at any time, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate (except where disclosure is necessary for the advancement of CCEL) to any person, firm, or corporation in any manner whatsoever, any proprietary/trade secret information of any kind, nature or description concerning any matters affecting or relating to the business of CCEL.


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                                   SECTION VII
                      COMMITMENTS BINDING ON EMPLOYER ONLY
                               ON WRITTEN CONSENT

         MR. HARDY shall be able to exercise his duties consistent with his role as President. MR. HARDY must receive prior written permission to do the following: incur any expenditure over fifty thousand dollars ($50,000.00) on behalf of CCEL; hire the company general accountants, general counsel, or any employee whose annual salary is over fifty thousand dollars ($50,000.00); enter into any borrowing of funds; raising of capital; the sale of any assets; or engage in any other activity not normally exercised by a president or chief operating officer.

                                  SECTION VIII
                         CONTRACT TERMS TO BE EXCLUSIVE

         This written agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein and each of the parties hereto acknowledges that they have relied on their own judgment and advice of their own counsel in entering into the same. The parties hereto further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with their dealings with the other.

                                   SECTION IX
                       WAIVER OR MODIFICATION INEFFECTIVE
                                UNLESS IN WRITING

         It is further agreed that no waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged with it and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, between the parties hereto arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

                                    SECTION X
                                STATE OF FLORIDA

         The parties hereto agree that it is their intention and covenant that this agreement, performance and proceedings hereunder be construed in accordance with and under the laws of the State of Florida.
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                                   SECTION XI
                                  SEVERABILITY

         If any part, portion or term of this agreement is declared invalid or unenforceable, all remaining parts, portions or terms shall remain in effect and binding upon the parties.

                                   SECTION XII
                                   NON-COMPETE

         MR. HARDY agrees to keep all of his efforts hereunder and all information supplied to him by CCEL as confidential. MR. HARDY agrees that during the term of this agreement and for two (2) years thereafter, he will not by himself or on behalf of any other person, firm, partnership, or corporation engage in the business now conducted by CCEL within the United States, Israel, Ireland, England any other area where CCEL does business.

         MR. HARDY expressly agrees that during this contract he will not be interested, directly or indirectly, in any form, fashion, or manner, as a partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to CCEL's business, provided, however, that nothing herein contained shall be deemed to prevent or limit the right of MR. HARDY to invest any of his funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.

                                  SECTION XIII
                                   ARBITRATION

         Any and all disputes, breaches, or controversies of any nature arising under this agreement shall be resolved through final and binding arbitration before the American Arbitration Association in Date County, Florida.

         IN WITNESS WHEREOF, this agreement has been executed by the parties on the day and year first above written.

CRYO-CELL-Cell International, Inc.                   William C. Hardy

By:    s/ DANIEL D. RICHARD                          s/ WILLIAM C. HARDY
       --------------------------------              -------------------
         Daniel D. Richard, CEO                      William C. Hardy